CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.35

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made this 25th day of February, 2025 (the “Effective Date”), between 611 GATEWAY CENTER LP, a Delaware limited partnership (“Landlord”), and RIGEL PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

BASIC LEASE PROVISIONS

Building:	611 Gateway Boulevard, South San Francisco, California
Premises:	That portion of the Building, commonly known as Suite 900, containing approximately 13,670 rentable square feet, as determined by Landlord, as shown on Exhibit A.
Project:

That certain project comprised of the real property owned by Landlord on which the Building is located and real property owned by affiliates of Landlord, all as described on Exhibit B, which together are operated as a single mixed use project.  The Project includes the Building, those certain buildings located at 601, 651, 681, 685, 701 and 751 Gateway Boulevard, South San Francisco, and any additional buildings, improvements and land that Landlord may elect to include in the future.

Base Rent:

Initially, $4.15 per rentable square foot of the Premises per month.  Base Rent shall be subject to adjustment as set forth in the table below, subject to calculation of the Adjustment Date (in the event that the Commencement Date does not occur on the first calendar day of the month) pursuant to Section 4 hereof:

Lease Months	Base Rent per Rentable Square Foot per Month
Months 1 – 2	Base Rent abated
Months 3 – 12	$4.15
Month 13 – End of Base Term	$4.27

Rentable Area of Premises:  13,670 sq. ft.

Rentable Area of Building:  259,584 sq. ft.

Rentable Area of Project:  1,654,432 sq. ft.

Tenant’s Share of Operating Expenses of Building:  5.27%

Building’s Share of Operating Expenses of Project:  15.69%

Security Deposit Amount:  $56,730.50

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Rent Adjustment Percentage: 3%

Base Year:	2026
Base Term:

Beginning on the Commencement Date and ending 26 months from the first day of the first full month following the Commencement Date.  For clarity, if the Commencement Date occurs on the first day of a month, the expiration of the Base Term shall be measured from that date.  If the Commencement Date occurs on a day other than the first day of a month, the expiration of the Base Term shall be measured from the first day of the following month.

Permitted Use:	Office and related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment:Landlord’s Notice Address:

Gateway Portfolio Holdings LLC26 North Euclid Avenue

P.O. Box 102430Pasadena, CA 91101

Pasadena, CA 91189-2430Attention: Corporate Secretary

Email: ***

Tenant’s Notice Address:

611 Gateway Boulevard, Suite 900

South San Francisco, California 94080

Attention: General Counsel

Email: ***

The following Exhibits are attached hereto and incorporated herein by this reference:

[X] EXHIBIT A – PREMISES DESCRIPTION[X] EXHIBIT B – DESCRIPTION OF PROJECT

[ ] EXHIBIT C – INTENTIONALLY OMITTED[X] EXHIBIT D – COMMENCEMENT DATE

[X] EXHIBIT E – RULES AND REGULATIONS[X] EXHIBIT F – OPERATING EXPENSE EXCLUSIONS

1.Lease of Premises.  Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord.  The portions of the Project that are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.”  The Common Areas shall include, without limitation, any common amenities now or hereafter located in, on or otherwise serving the Project, if any, as may exist from time to time, as determined by Landlord in Landlord’s sole and absolute discretion (each, a “Project Amenity” and collectively, the “Project Amenities”).  Landlord reserves the right to modify the Common Areas, provided that such modifications do not materially adversely affect Tenant’s use of the Premises for the Permitted Use.  From and after the Commencement Date through the expiration of the Term (as defined in Section 2), Tenant shall have access to the Building and the Premises 24 hours a day, 7 days a week, except in the case of emergencies, as the result of Legal Requirements, the performance by Landlord of any installation, maintenance or repairs, or any other temporary interruptions, and otherwise subject to the terms of this Lease.
2.Delivery; Acceptance of Premises; Commencement Date.  The “Commencement Date” shall be the earlier to occur of (i) June 1, 2025, and (ii) if the Atara Lease (as defined below) terminates prior to May 31, 2025, the day immediately following the date that the Atara Lease terminates.  The “Rent Commencement Date” shall be the date that is 2 months after the Commencement Date.  For illustration purposes, if the Commencement Date occurs on June 5, 2025, then the Rent Commencement Date shall be August 5, 2025.  Tenant hereby accepts the Premises on the Commencement Date on an “as-is” basis, and Landlord is hereby expressly relieved and released from any duty or obligation to make any improvements or alterations to the Premises or remove any furniture from the Premises prior to the Commencement Date.  Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date, the Rent Commencement Date and the expiration date of the Term when such are established in the form of the “Acknowledgment of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect

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Landlord’s rights hereunder.  The “Term” of this Lease shall be the Base Term, as defined in the Basic Lease Provisions and the Extension Term which Tenant may exercise pursuant to Section 39 of this Lease.

Landlord and Tenant acknowledge that (a) Tenant occupied the Premises prior to the Commencement Date pursuant to that certain Sublease Agreement between Tenant and Atara Biotherapeutics, Inc., a Delaware corporation (“Atara”), dated as of October 28, 2022 (as the same has been and may in the future be amended, the “Sublease”), and (b) Atara’s existing lease with respect to the Premises (the “Atara Lease”) is expiring and the Sublease is expiring concurrently therewith.

Except as otherwise expressly set forth in this Lease:  (A) Tenant shall accept the Premises in their condition as of the Commencement Date; (B) Landlord shall have no obligation for any defects in the Premises; and (C) Tenant’s continued possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken.

Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems (as defined in Section 13) serving the Premises of which Tenant notifies Landlord in writing within 30 calendar days after the Commencement Date, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises, the Building or the Project, and/or the suitability of the Premises, the Building or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises, the Building or the Project are suitable for the Permitted Use.  This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations that are not contained herein.  Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

Following the Effective Date (which may be after the Commencement Date), Landlord shall perform, at Landlord’s cost, the following work in the Common Areas on the 9th floor of the Building (the “Landlord’s Work”), which Landlord shall endeavor to complete prior to the date that is 6 weeks following the Commencement Date: (i) repaint the 9th floor elevator lobby and common area, (ii) repaint the restrooms on the 9th floor, and (iii) install touchless faucets and soap dispensers in the restrooms on the 9th floor.  During Landlord’s completion of the Landlord’s Work in the restrooms Tenant will be permitted and required to use the restrooms on a different floor.  Tenant waives all claims against Landlord for rent abatement in connection with the Landlord’s Work.

3.Rent.
(a)Base Rent.  Tenant shall deliver to Landlord, concurrent with Tenant’s delivery of an executed copy of this Lease to Landlord, the Base Rent due for the calendar month in which the Rent Commencement Date occurs (or, if the Rent Commencement Date does not occur on the first day of a calendar month, Base Rent for the first full calendar month following the Rent Commencement Date).  Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof after the Rent Commencement Date, in lawful currency of the United States of America, to the physical address designated by Landlord for the payment of Rent set forth above or by federally insured electronic fund transfer (“EFT”) via wire, Society for Worldwide Interbank Financial Communications (SWIFT) or automated clearing house (ACH) pursuant to the instructions provided by Landlord to Tenant (the “EFT Payment Instructions”).  All EFT payments made by Tenant pursuant to this Section 3(a) must include a reference to 611 Gateway Center LP, as well as the address of the Building (i.e., 611 Gateway Boulevard, South San Francisco, California).  Payments of Base Rent for any fractional calendar month shall be prorated.  Notwithstanding anything to the contrary contained herein, if the Rent Commencement Date occurs on a day other than the first day of a calendar month, then Tenant shall pay to Landlord the prorated Base Rent for such partial month on the Rent Commencement Date and the prepaid Base Rent delivered by Tenant pursuant to the first sentence of this Section 3(a) shall be applied to the first full calendar month following the Rent Commencement Date.  The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations.  Tenant

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shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 3(b)) due hereunder except for any abatement as may be expressly provided in this Lease.
(b)Additional Rent.  In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) Tenant’s Share of “Excess Operating Expenses” (as defined in Section 5) as provided in Section 5, and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.  Tenant shall pay to Landlord any and all Additional Rent due hereunder by EFT in accordance with the EFT Payment Instructions.  All EFT payments made by Tenant pursuant to this Section 3(b) must include a reference to 611 Gateway Center LP, as well as the address of the Building (i.e., 611 Gateway Boulevard, South San Francisco, California).  Base Rent and all other amounts payable by Tenant to Landlord hereunder collectively are referred to herein as “Rent.”
4.Adjustments.  Base Rent shall be increased on each annual anniversary of the Commencement Date (provided, however, that if the Commencement Date occurs on a day other than the first day of a calendar month, then Base Rent shall be increased on each annual anniversary of the first day of the first full calendar month immediately following the Commencement Date) (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date.  Base Rent, as so adjusted, shall thereafter be due as provided herein.  Base Rent adjustments for any fractional calendar month shall be prorated.
5.Operating Expense Payments.
(a)Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term after the Base Year (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year.  Commencing on January 1, 2027, and continuing thereafter on the first day of each calendar month during the Term, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of Excess Operating Expenses.  Payments for any fractional calendar month shall be prorated.  The term “Excess Operating Expenses” means Operating Expenses for the applicable year in excess of Operating Expenses for the Base Year.  In no event shall Operating Expenses attributable to the Base Year include (i) costs attributable to temporary market-wide labor-rate increases and/or utility rate increases due to extraordinary circumstances, including, but not limited to Force Majeure, conservation surcharges, boycotts, embargoes, or other shortages, (ii) non-recurring special assessments, charges, costs or fees or extraordinary charges or costs incurred in the Base Year only, or (iii) amortization of any capital items including, but not limited to, capital improvements, capital repairs and capital replacements (including such amortized costs where the actual improvement, repair or replacement was made in prior years).  Separately metered or submetered Utilities furnished to the Premises shall not be subject to the Base Year and Tenant shall commence paying for Utilities as of the Commencement Date as provided in Section 11 below.  Notwithstanding anything to the contrary contained in this Lease, Landlord shall have the right to pass through any new line item or category of costs or expenses arising during the Term which was not included in the Base Year (including subsidies) (each, a “New Expense Item”), but the first 12 months of such expense shall be deemed the Base Year amount for such New Expense Item.
(b)The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Building (including the Building’s Share of all costs and expenses of any kind or description incurred or accrued by Landlord with respect to the Project) including, without limitation, (1) Taxes (as defined in Section 9), (2) the cost of upgrades to the Building or Project or enhanced services provided at the Building and/or Project which are intended to encourage social distancing, promote and protect health and physical well-being and/or intended to limit the spread of Infectious Conditions (as defined in Section 26), (3) the cost of the Project Amenities (including, without limitation, reimbursement by Landlord to affiliates of Landlord for market rent paid by such affiliates to Landlord for Project Amenities space, commercially reasonable reduced rent, commercially reasonable subsidies or other commercially reasonable concessions which Landlord may provide in connection with the Project Amenities), (4) transportation services (including Shuttle Service Costs (as defined in Section 40(r)), (5) the cost of repairs, improvements and replacements, provided that to the extent that such repairs, improvements and/or replacements are reasonably determined by Landlord to be Capital Items (as defined on Exhibit F), such costs shall be amortized over the useful life of such Capital Item, as reasonably determined

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by Landlord taking into account all relevant factors including, without limitation, the 24/7 operation of the Building, with interest at 8.5% per annum, excluding only those costs and expenses listed on Exhibit F.  Operating Expenses shall include the costs of Landlord’s third party property manager or, if there is no third party property manager, administration rent in the amount of 3% of Base Rent.

In addition, notwithstanding anything to the contrary contained in this Lease, Operating Expenses incurred or accrued by Landlord with respect to any Capital Items that are reasonably expected by Landlord to reduce overall Operating Expenses (for example, without limitation, by reducing energy usage at the Project) (the “Energy Savings Costs”) shall be amortized over a period of years equal to the least of (A) 10 years, (B) the useful life of such Capital Item, and (C) the quotient of (i) the Energy Savings Costs, divided by (ii) the annual amount of Operating Expenses reasonably expected by Landlord to be saved as a result of such Capital Item.

(c)Within 90 days after the end of the Base Year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement showing in reasonable detail the Operating Expenses incurred or accrued during the Base Year.  Thereafter, within 90 days after the end of each subsequent calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail:  (i) the total of Tenant’s Share of actual Excess Operating Expenses for the previous calendar year, and (ii) the total of Tenant’s payments in respect of Excess Operating Expenses for such calendar year.  If Tenant’s Share of actual Excess Operating Expenses for such year exceeds Tenant’s payments of Excess Operating Expenses for such calendar year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant.  If Tenant’s payments of Excess Operating Expenses for such calendar year exceed Tenant’s Share of actual Excess Operating Expenses for such calendar year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.  Landlord’s and Tenant’s obligations to pay any overpayments or deficiencies due pursuant to this paragraph shall survive the expiration or earlier termination of this Lease.  Following the date that is 18 months after Landlord’s delivery of an Annual Statement to Tenant, Tenant shall not be responsible for the payment of items of Excess Operating Expenses not reflected in such Annual Statement, except for Taxes for which Tenant is responsible under this Lease and/or any costs for which Landlord is billed after the expiration of such 18 month period.
(d)The Annual Statement shall be final and binding upon Tenant unless Tenant, within 60 days after Landlord’s delivery to Tenant of the Annual Statement, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor.  If, during such 60 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Excess Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”).  If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Excess Operating Expenses, then Tenant shall have the right to have a regionally or nationally recognized independent public accounting firm selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld or delayed), working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense), audit and/or review the Expense Information for the calendar year in question (the “Independent Review”).  The results of any such Independent Review shall be binding on Landlord and Tenant.  If the Independent Review shows that the payments actually made by Tenant with respect to Excess Operating Expenses for the calendar year in question exceeded Tenant’s Share of Excess Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Excess Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.  If the Independent Review shows that Tenant’s payments with respect to Excess Operating Expenses for such calendar year were less than Tenant’s Share of Excess Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement.  If the Independent Review shows that Tenant has overpaid with respect to Excess Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all actual, out-of-pocket costs incurred by Tenant for the Independent Review.  Tenant shall not disclose the results of any Independent Review to any third parties; provided, however, that Tenant may disclose such information to Tenant’s employees, attorneys and accountants in connection with Tenant’s business at the Premises or if required in connection with any dispute resolution proceeding between Landlord and Tenant.

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(e)Excess Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated.  If the Building is not at least 95% occupied on average during the Base Year or any following calendar year during the Term, Landlord may elect to make appropriate adjustments to Operating Expenses for the Base Year or any following calendar year, as applicable, to determine the amount of Operating Expenses that would have been incurred had the Building been 95% occupied on average during such period and the amount so determined shall be deemed to have been the amount of Operating Expenses for the Base Year or any following calendar year, as applicable.
(f)“Tenant’s Share” shall be the percentage set forth on the first page of this Lease as “Tenant’s Share of Operating Expenses of Building,” and “Building’s Share” shall be the percentage set forth on the first page of this Lease as “Building’s Share of Operating Expenses of Project,” each as may be reasonably adjusted by Landlord for changes in the physical size of the Premises, Building and/or Project occurring thereafter.  Landlord may equitably increase Tenant’s Share for any Operating Expenses that relate to any item of expense or cost (1) equitably and reasonably allocated only to the Premises or the Building, (2) equitably and reasonably allocated to only a portion of the Building or Project that includes the Premises, or (3) a greater proportion of which is equitably and reasonably allocated to the Premises, or a portion of the Building or Project that includes the Premises, as reasonably determined by Landlord.  Landlord may equitably increase the Building’s Share for any Operating Expenses that relate to any items of expense or cost (A) equitably and reasonably allocated to only the Building or a portion of the Project that includes the Building, or (B) a greater proportion of which is equitably and reasonably allocated to the Building or a portion of the Project that includes the Building, as reasonably determined by Landlord.  Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”
6.Security Deposit.  Concurrently with Tenant’s delivery of an executed copy of this Lease to Landlord, Tenant shall deliver to Landlord a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the Security Deposit Amount set forth in the Basic Lease Provisions, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”):  (i) in form and substance satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution satisfactory to Landlord, and (v) redeemable by presentation of a sight draft in the state of Landlord’s choice, or by facsimile or overnight guaranty courier.  The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease.  The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default.  Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, future rent damages under California Civil Code Section 1951.2, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law.  Landlord’s right to use the Security Deposit under this Section 6 includes the right to use the Security Deposit to pay future rent damages following the termination of this Lease pursuant to Section 21(c) below.  Upon any draw down on the Letter of Credit pursuant to this paragraph, Tenant shall deliver to Landlord, within 5 days after written demand from Landlord, a new Letter of Credit complying with all of the requirements hereof (a “Replacement Letter of Credit”) for the full Security Deposit Amount set forth in the Basic Lease Provisions.  Tenant hereby waives the provisions of any law, now or hereafter in force, including, without limitation, California Civil Code Section 1950.7, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.  Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.  Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings.  If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 90 days after the expiration or earlier termination of this Lease.

Tenant shall deliver a Replacement Letter of Credit to Landlord at least 30 days before the stated expiration date of any then current Letter of Credit for the full Security Deposit Amount set forth in the Basic Lease Provisions.

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If Tenant does not provide Landlord with a Replacement Letter of Credit as required pursuant to the immediately preceding sentence, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit until Tenant delivers a Replacement Letter of Credit to Landlord, at which time Landlord shall refund to Tenant the amount of the cash Security Deposit to Tenant less any amount applied under this Lease.

If at any time during the Term the issuer of the Letter of Credit is declared insolvent or is placed into receivership by the FDIC or any other Governmental Authority, or if the issuer is downgraded by S&P/Moody’s (if the issuer is credit-rated) or the issuer’s 5-year Credit Default Swap spread (as quoted, and if available on Bloomberg Professional Services) goes above 250 bps at any point during the Term, then following the delivery of written notice from Landlord to Tenant, (x) Landlord shall have the right to immediately draw the full amount of the existing Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit, and (y) Tenant shall have 30 days to deliver a Replacement Letter of Credit to Landlord.  If Landlord is unable to draw on the existing Letter of Credit as provide for in clause (x) above then, within 3 business days after Landlord’s delivery of written request to Tenant, Tenant shall deliver to Landlord cash in the Security Deposit Amount set forth in the Basic Lease Provisions as an interim Security Deposit until such time as Tenant delivers a Replacement Letter of Credit to Landlord.  Upon Tenant’s delivery of a Replacement Letter of Credit to Landlord, Landlord shall refund to Tenant the amount of the cash Security Deposit to Tenant less any amount applied under this Lease.

Notwithstanding anything to the contrary contained in this Lease, if Tenant notifies Landlord at any time during the Term that Tenant intends to assign the Lease pursuant to Section 22 and Landlord reasonably determines that a material change in Tenant’s financial condition has occurred since the Effective Date, then Landlord shall have the right to increase the Security Deposit Amount, to an amount reasonably determined by Landlord (the “Increased Security Deposit Amount”), as a condition to and/or in connection with such proposed assignment, in which case Tenant shall be required to deliver to Landlord a Replacement Letter of Credit in the amount of the Increased Security Deposit Amount or an amendment to the existing Letter of Credit increasing the amount of the existing Letter of Credit to the Increased Security Deposit Amount.

If Landlord transfers its interest in the Project or this Lease, Landlord shall transfer any Security Deposit then held by Landlord to such transferee of Landlord’s interest.  Upon such transfer, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee.

7.Use.
(a)Generally.  The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”).  Tenant shall, upon 5 business days’ written notice from Landlord, discontinue any use of the Premises that is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement.  Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits.  Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section 7.  Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar Legal Requirement.  Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project.  In no event shall Tenant conduct any auction, liquidation, or going out of business sale on the Premises, or use or allow the Premises to be used for any unlawful purpose.  Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project.  Tenant shall not place any machinery or equipment which would overload the floor in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord.  Tenant shall not, without the prior written consent of Landlord, use the Premises in any

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manner that will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Building as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.
(b)Compliance.  Landlord shall make any alterations or modifications to the Common Areas or the exterior of the Building that are required by Legal Requirements and the cost of such alterations or modifications shall (x) constitute an Operating Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project is located), or (y) be at Tenant’s expense (to the extent such Legal Requirement is triggered by reason of Tenant’s, as compared to other tenants of the Project, particular use of the Premises or Alterations (as defined in Section 12 below)).  Tenant, at its sole expense, shall make any alterations or modifications to the Premises that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to Tenant’s particular use or occupancy of the Premises and any Alterations.  Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all Claims (as defined in Section 16) arising out of or in connection with Legal Requirements related to Tenant’s particular use or occupancy of the Premises or Alterations, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement related to Tenant’s use or occupancy of the Premises or Alterations.
(c)Sustainability.  Tenant acknowledges that Landlord may, but shall not be obligated to, seek to obtain Leadership in Energy and Environmental Design (LEED), WELL Building Standard, or other similar “green” certification with respect to the Project and/or the Premises, and Tenant agrees to reasonably cooperate with Landlord, and to provide such information and/or documentation as Landlord may reasonably request, in connection therewith.
8.Holding Over.  If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (a) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to (i) 150% of Base Rent in effect during the last 30 days of the Term, plus (ii) Tenant’s Share of Operating Expenses, plus (iii) all other amounts payable by Tenant under this Lease, and (b) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over including, without limitation, consequential damages.  No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises.  Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.
9.Taxes.  Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes:  (a) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (b) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (c) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (d) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority, or (e) imposed as a license or other fee, charge, tax, or assessment on Landlord’s business or occupation of leasing space in the Project.  Taxes shall not include net income taxes of Landlord or the owner of any interest in the Project or franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein (except to the extent such taxes are in substitution for any Taxes payable hereunder).  Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes.  If any such Taxes are levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require.  Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant.  If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and regardless of whether such improvements or alterations are affixed to the real property so as to become a

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part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes.  Landlord’s reasonable determination of any excess assessed valuation shall be binding and conclusive, absent manifest error.  The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord within 10 business days of demand.
10.Parking.  Subject to all applicable Legal Requirements, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights under this paragraph, Tenant shall have the right at no additional cost to Tenant during the Term, in common with other tenants of the Project pro rata in accordance with the rentable area of the Premises and the rentable areas of the Project occupied by such other tenants, to park in those areas designated for non-reserved parking, on a first-come, first-served basis, subject in each case to Landlord’s rules and regulations.  Landlord may allocate parking spaces among Tenant and other tenants in the Project pro rata as described above if Landlord determines that such parking facilities are becoming crowded.  Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project.
11.Utilities; Services.
(a)Generally.  Landlord shall provide, or cause to be provided to the Premises, subject to the terms of this Section 11, (i) water, (ii) electricity (including lights and plugs), (iii) heat, ventilation and air conditioning (collectively, “HVAC”), (iv) power, and (v) sewer (collectively, “Utilities”).  The hours of operation of the Project are 6:00 a.m. to 6:00 p.m., Monday through Friday, legal holidays excepted.  During such periods, Landlord shall provide, subject to the terms of this Section 11, HVAC to the Premises.  Upon reasonable advance notice from Tenant to Landlord, Landlord shall make available after-hours HVAC.  Commencing on the Commencement Date, Tenant shall be required to pay to Landlord a fee at the rate of $266.97 per operating hour for providing such after-hours HVAC, which fee may be amended by Landlord from time to time upon reasonable advance written notice to Tenant.  The minimum use of after-hours HVAC shall be reasonably determined by Landlord and may thereafter be amended by Landlord as the same may change from time to time upon reasonable advance notice to Tenant.  Except as otherwise set forth in this paragraph with respect to after-hours HVAC, Utilities shall be available to the Premises 24 hours per day, 7 days per week, except in the case of emergencies, as the result of Legal Requirements, the failure of any Utility provider to provide such Utilities, the performance by Landlord or any Utility provider of any installation, maintenance or repairs, or any other temporary interruptions.

Landlord shall pay, as Operating Expenses or subject to Tenant’s direct payment obligation as provided for below, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any Taxes, penalties, surcharges or similar charges thereon.  Tenant shall pay, as part of Excess Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord.  Tenant shall pay directly to the Utility provider, prior to delinquency, any telephone and internet service which may be furnished to Tenant or the Premises during the Term.  No interruption or failure of Utilities from any cause whatsoever shall result in eviction or constructive eviction of Tenant, termination of this Lease or, except as otherwise provided in the immediately following paragraph, the abatement of Rent.  Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use.

Notwithstanding anything to the contrary set forth herein, if (i) a stoppage of a Utility Service (as defined below) to the Premises shall occur and such stoppage is due solely to the gross negligence or willful misconduct of Landlord and not due in any part to any act or omission on the part of Tenant or any Tenant Party or any matter beyond Landlord’s reasonable control (any such stoppage of a Utility Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption continues for more than 5 consecutive business days after Landlord shall have received written notice thereof from Tenant, and (iii) as a result of such Service Interruption, the conduct of Tenant’s normal operations in the Premises are materially and adversely affected, then there shall be an abatement of one day’s Base Rent for each day during which such Service Interruption continues after such 5 business day period; provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Base Rent shall only be proportionate to the nature and extent of the interruption of Tenant’s normal operations or ability to use the Premises.  The rights granted to Tenant under this paragraph shall be Tenant’s sole and exclusive remedy resulting from a failure of Landlord to provide services,

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and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services.  For purposes hereof, the term “Utility Service” shall mean the following services:  HVAC service, water, sewer and electricity, but in each case only to the extent that Landlord has an obligation to provide same to Tenant under this Lease.  The provisions of this paragraph shall only apply as long as the original Tenant is the tenant occupying the Premises under this Lease and shall not apply to any assignee or sublessee.

(b)Janitorial.  Landlord shall, as part of Operating Expenses, provide or cause to be provided, refuse and trash collection and janitorial services to the Premises and the Common Areas of the Project.
(c)Energy Usage Data.  With respect to separately metered Utilities provided to the Premises that are paid for by Tenant directly to the Utility provider, if any, Tenant agrees to provide Landlord with access to Tenant’s water and energy usage data on a monthly basis, by providing Tenant’s applicable utility login credentials to Landlord’s designated online portal.  The costs and expenses incurred by Landlord in connection with receiving and analyzing such water and energy usage data (including, without limitation, as may be required pursuant to applicable Legal Requirements) shall be included as part of Operating Expenses.
12.Alterations.
(a)Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other than by ordinary plugs or jacks) to Building Systems (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the Building structure or Building Systems and shall not be otherwise unreasonably withheld, conditioned or delayed.  Tenant may, subject to this terms of this Section 12, construct nonstructural, cosmetic Alterations in the Premises without Landlord’s prior approval if the aggregate cost of all such work in any 12 month period does not exceed $50,000 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing, which notice shall be delivered to Landlord not less than 15 business days in advance of any proposed construction, of such intended Notice-Only Alteration along with a description of the scope of such Notice-Only Alteration (and, if applicable, the plans and specifications for such Notice-Only Alteration) and a list of the identities and mailing addresses of all persons performing work or supplying materials.  Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of Alterations, including Notice-Only Alterations, as Landlord may deem appropriate in Landlord’s reasonable discretion. Any request for approval of an Alteration shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials.  Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements.  Tenant shall cause, at its sole cost and expense, all Alterations to comply with applicable insurance requirements and applicable Legal Requirements, and shall, subject to Section 7, implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations.  Tenant shall pay to Landlord, as Additional Rent, on demand an amount equal to 5% of all charges incurred by Tenant or its contractors or agents in connection with any Alteration to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision.  Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law.  Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.
(b)Upon Landlord’s written request, Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens.  With respect to all Alterations, Tenant shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction.  Upon completion of any Alterations, Tenant shall deliver to Landlord:  (i) sworn statements setting forth the names of all

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contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.
(c)All Alterations shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term and shall remain upon and be surrendered with the Premises as a part thereof upon the expiration or earlier termination of this Lease.  Notwithstanding the foregoing, Landlord shall, if requested by Tenant at the time Landlord’s approval of an Alteration is requested, or at the time it receives notice of a Notice-Only Alteration, notify Tenant that Landlord requires that Tenant remove such Alteration upon the expiration or earlier termination of the Term, in which event Tenant shall remove such Alteration in accordance with the immediately succeeding sentence.  Upon the expiration or earlier termination of the Term, Tenant shall remove (i) any Alteration for which Landlord has given Tenant notice of removal in accordance with the immediately preceding sentence, and (ii) all personal property or equipment of Tenant that may be removed without material damage to the Premises (“Tenant’s Property”), and Tenant shall restore and repair any damage caused by or occasioned as a result of such removal, including, without limitation, capping off all such connections behind the walls of the Premises and repairing any holes.  Any restoration period beyond the expiration or earlier termination of the Term shall constitute a holdover by Tenant subject to Section 8.  If Landlord is requested by Tenant or any lender, lessor or other person or entity claiming an interest in any of Tenant’s Property to waive any lien Landlord may have against any of Tenant’s Property, and Landlord consents to such waiver, then Landlord shall be entitled to reimbursement from Tenant for its actual, reasonable out-of-pocket costs incurred in connection with the preparation and negotiation of each such waiver of lien.  Tenant shall not be required to remove or restore the improvements and alterations in the Premises as of the Effective Date (the “Existing Improvements”) at the expiration or earlier termination of the Lease, nor shall Tenant have the right to remove any of the Existing Improvements at any time except as otherwise contemplated pursuant to this Section 12.
13.Landlord’s Repairs.  Landlord, as part of Operating Expenses, shall maintain (a) all of the structural, exterior, parking and other Common Areas of the Project, and (b) all Building systems serving both the Premises and other portions of the Project including, without limitation, HVAC, plumbing, fire sprinklers (“Building Systems”), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s assignees, sublessees, licensees, agents, servants, employees, invitees and contractors (or any of Tenant’s assignees, sublessees and/or licensees respective agents, servants, employees, invitees and contractors) (collectively, “Tenant Parties”) excluded.  Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance that Landlord is required to maintain pursuant to Section 17, at Tenant’s sole cost and expense.  Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until such repairs, alterations or improvements shall have been completed.  Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, give Tenant at least 2 business days’ advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements.  Tenant shall use commercially reasonable efforts to promptly give Landlord written notice of any repair required by Landlord pursuant to this paragraph, after which Landlord shall make a commercially reasonable effort to effect such repair.  Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance.  Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein.  Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.
14.Tenant’s Repairs.  Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all non-structural portions of the Premises, including, without limitation, entries, doors, ceilings, non-structural components of windows, interior walls, the interior side of demising walls and any mechanical systems or equipment exclusively serving the Premises.  Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure.  If Tenant fails to commence cure of such failure within 30 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 30 days after demand therefor; provided, however, that if such failure by Tenant creates or could reasonably be expected to create an emergency (i.e., a condition creating a threat of imminent danger to person or property), Landlord may immediately commence cure of such failure

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and shall thereafter be entitled to recover the costs of such cure from Tenant.  Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.
15.Mechanic’s Liens.  Tenant shall fully discharge of record from title or from the public record, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after Tenant receives notice of the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant.  Should Tenant fail to fully discharge of record any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the costs incurred by Landlord in connection therewith shall be immediately due from Tenant as Additional Rent.  If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises.  In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in the suite number designated to the Premises in the Basic Lease Provisions.
16.Indemnification.  Tenant hereby indemnifies and agrees to defend, save and hold Landlord, its officers, directors, employees, managers, members, partners, agents, sub-agents, affiliates and lease signators (collectively, “Landlord Indemnified Parties”) harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) for injury or death to persons or damage to property occurring within or about the Premises or the Project arising directly or indirectly out of the use or occupancy of the Premises or the Project by Tenant or any Tenant Parties (including, without limitation, any act, omission or neglect by Tenant or any Tenant Parties in or about the Premises or at the Project) or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by the willful misconduct or gross negligence of Landlord Indemnified Parties.  Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises).  Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records).  Landlord Indemnified Parties shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party or Tenant Parties.

The provisions of this Section 16 shall survive the expiration or earlier termination of this Lease.

17.Insurance.  Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project.  Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project.  Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary.  All such insurance shall be included as part of the Operating Expenses.  The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations).

Tenant, at its sole cost and expense, shall maintain during the Term:  all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with employers liability limits of $1,000,000 bodily injury by accident – each accident, $1,000,000 bodily injury by disease – policy limit, and $1,000,000 bodily injury by disease – each employee; and commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises.  The commercial general liability insurance maintained by Tenant shall include Alexandria Real Estate Equities, Inc., Gateway Center GP LLC, Gateway Portfolio Member LLC, Gateway Center TRS LLC, ARE-San Francisco No. 83, LLC,

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BioProperties Management, Inc., Boston Properties Limited Partnership, BXP Gateway Member LLC, Boston Properties LLC, BXP California GP LLC, Boston Properties, Inc., BP Management, L.P., Gateway Portfolio Holdings LLC, and Landlord, its officers, directors, employees, managers, members, partners, agents, sub-agents, constituent entities and lease signators (collectively, “Landlord Insured Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; not contain a hostile fire exclusion; contain a contractual liability endorsement; and provide primary coverage to Landlord Insured Parties (any policy issued to Landlord Insured Parties providing duplicate or similar coverage shall be deemed excess over Tenant’s policies, regardless of limits).  Tenant shall (i) provide Landlord with 30 days advance written notice of cancellation of such commercial general liability policy, and (ii) request Tenant’s insurer to endeavor to provide 30 days advance written notice to Landlord of cancellation of such commercial general liability policy (or 10 days in the event of a cancellation due to non-payment of premium).  Certificates of insurance showing the limits of coverage required hereunder and showing the Landlord Insured Parties and Additional Insured Parties (as defined below) as an additional insureds, shall be delivered to Landlord by Tenant (A) concurrent with Tenant’s delivery to Landlord of a copy of this Lease executed by Tenant, and (B) prior to each renewal of said insurance.  Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy.  Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

Upon written request from Landlord, Tenant shall, in addition to the Landlord Insured Parties, include the following parties as additional insureds under Tenant’s commercial general liability insurance (collectively, “Additional Insured Parties”):  (i) any Holder of a Mortgage encumbering the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against.  Notwithstanding anything to the contrary contained in this Lease, neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage.  The failure of a party to insure its property shall not void this waiver.  Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever.  If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with requirements of any Holder of a Mortgage encumbering the Project or any portion thereof and/or to bring coverage limits to levels then being generally required of new tenants within the Project; provided, however, that the increased amount of coverage is consistent with coverage amounts then being required by institutional owners of similar projects with tenants occupying similar size premises in the geographical area in which the Project is located.

18.Restoration.  If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”).  If the Restoration Period is estimated to exceed 12 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice from Tenant to Landlord delivered within 10 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period.  Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject

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to delays arising from the collection of insurance proceeds or from Force Majeure events; provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may by written notice from Tenant to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the date of discovery of such damage or destruction, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

Promptly following the date that Landlord makes the Premises available to Tenant for Tenant’s repairs and/or restoration, Tenant shall, at Tenant’s expense, promptly perform, subject to delays arising from the collection of insurance proceeds or from Force Majeure events, all repairs or restoration (which restoration shall be performed as an Alteration in accordance with Section 12) not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease.  Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease upon written notice to the other if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage; provided, however, that such notice is delivered within 10 business days after the date that Landlord provides Tenant with written notice of the estimated Restoration Period.  Notwithstanding anything to the contrary contained herein, Landlord shall also have the right to terminate this Lease if insurance proceeds are not available for such restoration.  Base Rent shall be abated from the date of discovery of the damage or destruction until the Premises are repaired and restored, in the proportion that the area of the Premises, if any, that is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space in the Project during the period of repair that is suitable for the temporary conduct of Tenant’s business.  Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate this Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation that is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19.Condemnation.  If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord or Tenant to the other this Lease shall terminate and Rent shall be apportioned as of such date.  If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be adjusted accordingly under the circumstances.  Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award.  Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant.  Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.
20.Events of Default.  Each of the following events shall be a default (“Default”) by Tenant under this Lease:
(a)Payment Defaults.  Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent

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within 3 days of any such notice not more than once in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.
(b)Insurance.  Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance before the expiration of the current coverage.
(c)Abandonment.  Tenant shall abandon the Premises.  Tenant shall not be deemed to have abandoned the Premises if Tenant provides Landlord with reasonable advance notice prior to vacating and, at the time of vacating the Premises, (i) Tenant has made reasonable arrangements with Landlord for the security of the Premises for the balance of the Term, and (ii) Tenant continues during the balance of the Term to satisfy and perform all of Tenant’s obligations under this Lease as they come due.
(d)Improper Transfer.  Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.
(e)Liens.  Tenant shall fail to fully discharge of record or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 business days after any such lien is filed against the Premises.
(f)Insolvency Events.  Tenant or any guarantor or surety of Tenant’s obligations hereunder shall:  (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief that is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).
(g)Estoppel Certificate or Subordination Agreement.  Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 business days after a second notice is delivered to Tenant requesting such document.
(h)Financial Information.  Tenant fails to provide any financial information required to be delivered by Tenant to Landlord pursuant to Section 40(c) following written request from Landlord, within 5 business days after a second notice is delivered to Tenant requesting such financial information.
(i)Security Deposit.  Tenant fails to comply with the requirements of Section 6.
(j)Other Defaults.  Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.  Any notice given under Section 20(j) hereof shall:  (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.  Notwithstanding the foregoing, if the nature of Tenant’s default pursuant to Section 20(j) is such that it cannot be cured by the payment of funds, does not affect the safety, security or integrity of the Building or Building Systems or affect other occupants of the Project and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 90 days from the date of Landlord’s notice.

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21.Landlord’s Remedies.
(a)Payment By Landlord; Interest.  Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act.  All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent.  Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.
(b)Late Payment Rent.  Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain.  Such costs include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord under any Mortgage covering the Premises.  Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 business days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge.  Notwithstanding the foregoing, before assessing a late charge the first time in any calendar year, Landlord shall provide Tenant written notice of the delinquency and will waive the right if Tenant pays such delinquency within 5 business days thereafter.  The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.  In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.
(c)Remedies.  Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.
(i)Terminate this Lease, or at Landlord’s option, Tenant’s right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy that it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor;
(ii)Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:
(A)The worth at the time of award of any unpaid rent that has been earned at the time of such termination; plus
(B)The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(C)The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(D)Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and
(E)At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

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The term “rent” as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in Sections 21(c)(ii)(A) and (B), above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate.  As used in Section 21(c)(ii)(C) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(iii)Landlord may continue this Lease in effect after Tenant’s Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to the terms of Section 22).  Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.
(iv)Whether or not Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements.  Upon Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
(v)Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(c) hereof, at Tenant’s expense.
(vi)Landlord shall have the right to suspend performance of the Landlord’s Work.
(d)Effect of Exercise.  Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant.  Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default.  A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.  To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge.  Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine.  Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant’s Default.
22.Assignment and Subletting.
(a)General Prohibition.  Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease, including, without limitation, to a corporation or other entity which is a successor-in-interest to Tenant by the purchase of all or substantially all of the assets or the ownership interests of Tenant, or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect.  If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof that are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 49% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred

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(but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities that were owners thereof as of the Effective Date to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company as of the Effective Date, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22.  Notwithstanding the foregoing, any public offering of shares or other ownership interest in Tenant shall not be deemed an assignment.
(b)Permitted Transfers.  If Tenant desires, following the Commencement Date, to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises, then at least 15 business days, but not more than 90 days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent.  Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice:  (i) grant such consent (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting), (ii) refuse such consent, in its reasonable discretion; or (iii) terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”). Among other reasons, it shall be reasonable for Landlord to withhold its consent in any of these instances:  (1) the proposed assignee or subtenant is a governmental agency; (2) in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or subtenant would entail any alterations that would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord; (3) intentionally omitted; (4) in Landlord’s reasonable judgment, the proposed assignee or subtenant lacks the creditworthiness to support the financial obligations it will incur under the proposed assignment or sublease; (5) in Landlord’s reasonable judgment, the character, reputation, or business of the proposed assignee or subtenant is inconsistent with the desired tenant-mix or the quality of other tenancies in the Project or is inconsistent with the type and quality of the nature of the Building; (6) Landlord or an affiliate of Landlord has received from any prior landlord to the proposed assignee or subtenant a negative report concerning such prior landlord’s experience with the proposed assignee or subtenant; (7) Landlord or an affiliate of Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant; (8) the use of the Premises by the proposed assignee or subtenant will violate any applicable Legal Requirement; (9) the proposed assignee or subtenant, or any entity that, directly or indirectly, controls, is controlled by, or is under common control with the proposed assignee or subtenant, is then an occupant of the Project and Landlord has space available in the Project sufficient to meet the needs of the proposed assignee or subtenant; (10) the proposed assignee or subtenant is an entity with whom Landlord is then-currently actively negotiating to lease space in the Project; or (11) the assignment or sublease is prohibited by the Holder of a Mortgage encumbering all or a portion of the Project.  If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord’s notice electing to exercise the Assignment Termination.  If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect.  If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice.  No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer.  Tenant shall pay to Landlord a fee equal to Three Thousand Five Hundred Dollars ($3,500) in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents.

Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant (a “Control Permitted Assignment”) shall not be required, provided that Tenant and any assignee or sublessee shall execute a reasonable form of acknowledgment of assignment or sublease, as applicable, acceptable to Landlord on or before the effective date of the Control Permitted Assignment.  In addition, Tenant shall have the right to assign this Lease, upon 30 days prior written notice to Landlord but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, provided that (i) such merger, consolidation, or corporate reorganization, as the case may be, is for a good business purpose and not principally for the purpose of transferring this Lease, and (ii) the net worth (as determined in

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accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the greater of the net worth (as determined in accordance with GAAP) of Tenant as of (A) the Commencement Date, or (B) as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) if the then-current Tenant is not the surviving entity, then on or before the effective date of the Corporate Permitted Assignment, Tenant and the assignee shall execute a reasonable form of acknowledgment of assignment acceptable to Landlord pursuant to which, among other things, such assignee shall agree to assume all of the terms, covenants and conditions of this Lease, and the assignee shall deliver a certificate of insurance to Landlord satisfying the Tenant’s insurance requirements under Section 17 (a “Corporate Permitted Assignment”).  Control Permitted Assignments and Corporate Permitted Assignments are hereinafter referred to as “Permitted Assignments.”  Notwithstanding anything to the contrary contained in this Lease or in the Work Letter, in no event shall Landlord be required to agree to any Changes (as such term is defined in the Work Letter) to Landlord’s Work in connection with any assignment or sublease, including any Permitted Assignment.

(c)Additional Conditions.  As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under this Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment.
(d)No Release of Tenant, Sharing of Excess Rents.  Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease.  Except with respect to a Permitted Assignment, if the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the Base Rent and Excess Operating Expenses payable under this Lease with respect to the applicable portion of the Premises (excluding however, any Rent payable under this Section) and actual and reasonable and customary brokerage fees, legal costs, market inducements and improvement allowances (collectively, the “Sublease/Assignment Costs”) directly related to and required pursuant to the terms of any such sublease or assignment (“Excess Rents”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 business days following receipt thereof by Tenant.  For the purpose of calculating Excess Rents, the Sublease/Assignment Costs shall be amortized on a straight-lined basis over the term of the applicable sublease or assignment.  If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.
(e)No Waiver.  The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under this Lease.  The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.
23.Estoppel Certificate.  Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that, to the best of Tenant’s knowledge, there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon.  Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.  Tenant’s failure to deliver such statement within 5 business days after Tenant’s receipt of a second written notice from Landlord shall be conclusive upon Tenant that this Lease is in

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full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.
24.Quiet Enjoyment.  So long as Tenant is not in Default under this Lease, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.
25.Prorations.  All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.
26.Rules and Regulations.  Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project, provided that Tenant shall not be subject to any rules or regulations other than those attached hereto as Exhibit E if such rules or regulations would materially increase Tenant’s obligations or materially decrease Tenant’s rights under this Lease.  Such rules and regulations may include, without limitation, rules and regulations relating to the use of the Project Amenities and/or rules and regulations which are intended to encourage social distancing, promote and protect health and physical well-being within the Building and the Project and/or intended to limit the spread of communicable diseases and/or viruses of any kind or nature that are more virulent than the seasonal flu (collectively, “Infectious Conditions”).  The current rules and regulations are attached hereto as Exhibit E.  If there is any conflict between such rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control.  Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.
27.Subordination.  This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises pursuant to the terms of this Lease shall not be disturbed by the Holder of any such Mortgage.  Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder.  Tenant agrees upon demand to execute, acknowledge and deliver such commercially reasonable instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof.  Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder.  The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust.  As of the Effective Date, there is no existing Mortgage encumbering the Project.
28.Surrender.  Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in broom clean condition (a) in the same condition as of the Effective Date (except for any Alterations permitted by Landlord to remain in the Premises pursuant to Section 12), subject to ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19, (b) with all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building removed, and (c) free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than Landlord or any of Landlord’s employees, agents and contractors.

Upon the expiration or earlier termination of the Term, Tenant shall promptly return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant.  If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which

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such access card was used or changing the lock or locks opened by such lost key.  Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages or loss resulting from Landlord’s retention and/or disposition of such property.  All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29.Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
30.Environmental Requirements.
(a)Prohibition/Compliance.  Except for Hazardous Material contained in products customarily used by tenants in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or the Project or use, store, handle, treat, generate, manufacture, transport, release or dispose of any Hazardous Material in, on or from the Premises or the Project without Landlord’s prior written consent which may be withheld in Landlord’s sole discretion.  Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remove or remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant or any Tenant Party.  Tenant shall complete and certify disclosure statements as requested by Landlord from time to time relating to Tenant’s use, storage, handling, treatment, generation, manufacture, transportation, release or disposal of Hazardous Materials on or from the Premises.  The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder.  The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).  As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.
(b)Indemnity.  Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses which arise during Tenant’s occupancy of the Premises, during the Term or after the Term as a result of such contamination.  This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises.  Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Building, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Building, the Project or any adjacent property, Tenant shall promptly take

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all actions at its sole expense and in accordance with applicable law as are necessary to return the Premises, the Building, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, the Building or the Project.
(c)Landlord’s Tests.  Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Section 30, or the environmental condition of the Premises or the Project.  In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party.  Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations.  Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests.  Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements.  Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord may have against Tenant.
(d)Tenant’s Obligations.  Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of this Lease.  During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials shall constitute a hold over pursuant to Section 8.
31.Tenant’s Remedies/Limitation of Liability.  Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary).  Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices.  All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter.  The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises.  Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32.Inspection and Access.  Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose.  Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last 9 months of the Term, to prospective tenants or for any other business purpose.  Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use.  At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.  Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder.  Landlord and Landlord’s representatives shall comply with Tenant’s reasonable security measures in connection with any entry into

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the Premises, provided, however, that Tenant has notified Landlord of such safety measures prior to Landlord’s entry into the Premises.
33.Security.  Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises.  Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.  Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project.  Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.
34.Force Majeure.  Except for the payment of Rent, neither Landlord nor Tenant shall be held responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, sinkholes or subsidence, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, local, regional or national epidemic or pandemic, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, cyberattacks, ransomware attacks and similar events, fire or other casualty, and other causes or events beyond their reasonable control (“Force Majeure”).  Notwithstanding anything to the contrary contained herein, in no event shall Force Majeure excuse Tenant’s obligation to vacate and surrender timely the Premises in accordance with the terms and conditions of this Lease.
35.Brokers.  Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than CBRE, representing Tenant, and Newmark, representing Landlord.  Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than CBRE and Newmark, claiming a commission or other form of compensation, if any, by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.  Landlord shall be responsible for all commissions due to CBRE and Newmark arising out of the execution of this Lease in accordance with the terms of a separate written agreements between Landlord and each of CBRE and Newmark.
36.Limitation on Landlord’s Liability.  NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY:  (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO:  TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, RESEARCH, PRODUCT, SPECIMENS, SAMPLES, AND/OR BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, MEMBERS, EMPLOYEES, AGENTS OR CONTRACTORS.  UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

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Tenant acknowledges and agrees that measures and/or services implemented at the Project, if any, intended to encourage social distancing, promote and protect health and physical well-being and/or intended to limit the spread of Infectious Conditions, may not prevent the spread of such Infectious Conditions.  Neither Landlord nor any Landlord Indemnified Parties shall have any liability and Tenant waives any claims against Landlord and the Landlord Indemnified Parties with respect to any loss, damage or injury in connection with (x) the implementation, or failure of Landlord or any Landlord Indemnified Parties to implement, any measures and/or services at the Project intended to encourage social distancing, promote and protect health and physical well-being and/or intended to limit the spread of Infectious Conditions, or (y) the failure of any measures and/or services implemented at the Project, if any, to limit the spread of any Infectious Conditions.

37.Severability.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.  It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.
38.Signs; Exterior Appearance.  Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion:  (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises.  Landlord and Tenant acknowledge that as of the Effective Date, there is suite entry signage for Tenant, and Tenant’s name and suite number are included on the Building lobby directory.  Such suite entry signage shall be permitted to remain in place during the Term, and Tenant’s name and suite number shall continue to be included on the Building lobby directory.  Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering.  The Building lobby directory shall be provided exclusively for the display of the name and location of tenants.
39.Right to Extend Term.  Tenant shall have the right to extend the Term of this Lease upon the following terms and conditions:
(a)Extension Right.  Tenant shall have 1 right (the “Extension Right”) to extend the term of this Lease for 1 year (the “Extension Term”) on the same terms and conditions as this Lease (other than with respect to Base Rent and the Landlord’s Work) by giving Landlord written notice of its election to exercise the Extension Right at least 9 months prior, and no earlier than 12 months prior, to the expiration of the Base Term of this Lease.

Upon the commencement of the Extension Term, Base Rent shall be payable at the Market Rate (as defined below).  As used herein, “Market Rate” shall mean the rate that comparable landlords of comparable buildings have accepted in current transactions from non-equity (i.e., not being offered equity in the buildings) and nonaffiliated tenants of similar financial strength for space of comparable size, quality (including the Landlord’s Work, Alterations and other improvements) and floor height in comparable Class A office buildings in the South San Francisco area for a comparable term, with the determination of the Market Rate to take into account all relevant factors, including tenant inducements, rental abatements, views, the Project Amenities, parking costs, leasing commissions, allowances or concessions, if any.

If, on or before the date which is 180 days prior to the expiration of the Base Term of this Lease, Tenant has not agreed with Landlord’s determination of the Market Rate and the rent escalations during the Extension Term after negotiating in good faith, Tenant shall be deemed to have elected arbitration as described in Section 39(b).  Tenant acknowledges and agrees that, if Tenant has elected to exercise the Extension Right by delivering notice to Landlord as required in this Section 39(a), Tenant shall have no right thereafter to rescind or elect not to extend the term of this Lease for the Extension Term.

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(b)Arbitration.
(i)Within 10 days of Tenant’s notice to Landlord of its election (or deemed election) to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct (“Extension Proposal”).  If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent and escalations for the Extension Term.  If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate and escalations.  If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator.  If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term.  The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator.  If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.
(ii)The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable.  The decision of the single Arbitrator shall be final and binding upon the parties.  The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties.  Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties.  If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made.  After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant.  Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Extension Term.
(iii)An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and:  (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater San Francisco Bay metropolitan area, or (B) a licensed commercial real estate broker with not less than 15 years’ experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater San Francisco Bay metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.
(c)Exceptions.  Notwithstanding anything set forth above to the contrary, the Extension Right shall not be in effect and Tenant may not exercise the Extension Right:
(i)during any period of time that Tenant is in default under any provision of this Lease (beyond any applicable notice and cure periods); or
(ii)during any period that Tenant or a transferee pursuant to a Permitted Transfer is occupying less than 100% of the Premises; or
(iii)if Tenant has been in default (beyond any applicable notice and cure periods) under any provision of this Lease 3 or more times, whether or not such defaults have been cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Extension Right.
(d)Rights Personal.  The Extension Right is personal to Tenant and is not assignable without Landlord’s prior written consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease, except that it may be assigned in connection with any assignment of this Lease that constitutes a Permitted Assignment of this Lease.

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(e)No Extensions.  The period of time within which the Extension Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Right.
(f)Termination.  The Extension Right shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Extension Right, if, after such exercise, but prior to the commencement date of the Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease (beyond any applicable notice and cure periods); or (ii) Tenant has defaulted (beyond any applicable notice and cure periods) 3 or more times during the period commencing on the date of the exercise of the Extension Right to the date of the commencement of the Extension Term, whether or not such defaults have been cured.
40.Miscellaneous.
(a)Notices.  All notices or other communications between the parties shall be in writing and shall be delivered by (i) reputable overnight courier, (ii) hand delivery with signature confirming receipt, or (iii) email transmission to the email address set forth in the Basic Lease Provisions for the applicable party, which email includes in the subject line (x) the Project address, (y) Tenant name and (z) “NOTICE UNDER LEASE” in all caps, provided a hard copy of any email notice is also sent the same day by one of the delivery methods provided in sub-sections (i) or (ii) (each, a “Follow Up Notice”).  Notices delivered pursuant to the delivery methods provided in sub-sections (i) or (ii) shall be deemed duly given when actually received by the addressee or when delivery thereof is refused.  Notices delivered via email and sent during the hours of 8:00 a.m. and 3:00 p.m. Pacific time shall be deemed duly given on the day sent; provided, however, that any email notice delivered on a Saturday, Sunday or legal holiday observed in the State of California, or after 3:00 p.m. Pacific time shall be deemed given on the next day that is not a Saturday, Sunday or legal holiday observed in the State of California.  For the avoidance of doubt, for an email notice to be effective as provided in the immediately preceding sentence, a Follow Up Notice must be delivered to the addressee of the email notice within 48 hours of the date that the email notice is delivered.  If a Follow Up Notice is not received within such 48-hour period, actual notice will be deemed to have been given on the date that the Follow Up Notice is delivered rather than on the date of delivery of the email notice.  Notwithstanding anything to the contrary contained herein, notice sent via email shall in no event constitute a notice hereunder if the sender receives notice or otherwise has knowledge that the email notice was not properly transmitted or otherwise received by the addressee.  All notices shall be delivered to the parties at their addresses set forth in the Basic Lease Provisions.  Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.
(b)Joint and Several Liability.  If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.
(c)Financial Information.  Tenant shall furnish to Landlord true and complete copies of (i) upon Landlord’s written request on an annual basis, Tenant’s most recent audited annual financial statements, provided, however, that Tenant shall not be required to deliver to Landlord such annual financial statements for any particular year sooner than the date that is 90 days after the end of each of Tenant’s fiscal years during the Term, and (ii) upon Landlord’s written request on a quarterly basis, Tenant’s most recent unaudited quarterly financial statements; provided, however, that Tenant shall not be required to deliver to Landlord such quarterly financial statements for any particular quarter sooner that the date that is 45 days after the end of each of Tenant’s fiscal quarters during the Term.  Notwithstanding anything to the contrary contained in this Lease, Landlord’s written request for financial information pursuant to this Section 40(c) may delivered to Tenant via email.  So long as Tenant is a “public company” and its financial information is publicly available, then the foregoing delivery requirements of this Section 40(c) shall not apply.

Landlord agrees to hold the financial statements and other financial information provided under this section in confidence using at least the same degree of care that Landlord uses to protect its own confidential information of a similar nature; provided, however, that Landlord may disclose such information to Landlord’s auditors, attorneys, consultants, lenders, affiliates, prospective purchasers and investors and other third parties as reasonably required in the ordinary course of Landlord’s operations, provided that Landlord shall request that such parties treat the information as confidential.  The obligations of confidentiality hereunder shall not apply to information that was in the public domain at the time it was disclosed to Landlord, entered into the public domain subsequent to the time it was disclosed to Landlord through no fault of Landlord, or was disclosed by Tenant to a third party without any

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confidentiality restrictions.  In addition, Landlord may disclose such information without violating this section to the extent that disclosure is reasonably necessary (x) for Landlord to enforce its rights or defend itself under this Lease; (y) for required submissions to any state or federal regulatory body; or (z) for compliance with a valid order of a court or other governmental body having jurisdiction, or any law, statute, or regulation, provided that, other than in an emergency, before disclosing such information, Landlord shall give Tenant 5 business days’ prior notice of the same to allow Tenant to obtain a protective order or such other judicial relief.

(d)Recordation.  Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record.  Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.
(e)Interpretation.  The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.  Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.  The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.
(f)Not Binding Until Executed.  The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.
(g)Limitations on Interest.  It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease.  If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.
(h)Choice of Law.  Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.
(i)Time.  Time is of the essence as to the performance of Tenant’s and Landlord’s obligations under this Lease.
(j)OFAC.  Tenant is currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
(k)Incorporation by Reference.  All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof.  If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.
(l)Entire Agreement.  This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether oral or written,

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of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein.
(m)No Accord and Satisfaction.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction.  Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.
(n)Landlord’s Proprietary Operations.  Tenant acknowledges that Landlord’s business operations are proprietary to Landlord or its affiliates.  Absent prior written consent from Landlord or its affiliates, Tenant shall hold confidential and will not disclose to third parties, and shall require Tenant Parties to hold confidential and not disclose to third parties, information regarding the systems, controls, equipment, programming, vendors, tenants, and specialized amenities of Landlord or its affiliates.  Tenant shall notify Landlord immediately if Tenant becomes aware of any third party contacting Tenant or any Tenant Parties requesting information regarding Landlord’s or its affiliate’s business operations.
(o)Redevelopment of Project.  Tenant acknowledges that Landlord, in its sole discretion, may from time to time expand, renovate and/or reconfigure the Project as the same may exist from time to time and, in connection therewith or in addition thereto, as the case may be, from time to time without limitation: (a) change the shape, size, location, number and/or extent of any improvements, buildings, structures, lobbies, hallways, entrances, exits, parking and/or parking areas relative to any portion of the Project; (b) modify, eliminate and/or add any buildings, improvements, and parking structure(s) either above or below grade, to the Project, the Common Areas and/or any other portion of the Project and/or make any other changes thereto affecting the same; and (c) make any other changes, additions and/or deletions in any way affecting the Project and/or any portion thereof as Landlord may elect from time to time, including without limitation, additions to and/or deletions from the land comprising the Project, the Common Areas and/or any other portion of the Project.  Tenant acknowledges and agrees that construction noise, vibrations and dust associated with normal construction activities in connection with any redevelopment of the Project are to be expected during the course of such construction.  Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no right to seek damages (including abatement of Rent) or to cancel or terminate this Lease because of any proposed changes, expansion, renovation or reconfiguration of the Project nor shall Tenant have the right to restrict, inhibit or prohibit any such changes, expansion, renovation or reconfiguration; provided, however, the same shall not materially adversely affect Tenant’s access to and/or use of the Premises for the Permitted Use, and Landlord shall not change the size, dimensions, location or Tenant’s Permitted Use of the Premises.
(p)EV Charging Stations.  To the extent that the Project is not exempt Section 1952.7 of the California Civil Code, Landlord shall not unreasonably withhold its consent to Tenant’s written request to install 1 or more electric vehicle car charging stations (“EV Stations”) in the parking area serving the Project; provided, however, that Tenant complies with all reasonable requirements, standards, rules and regulations which may be imposed by Landlord, at the time Landlord’s consent is granted, in connection with Tenant’s installation, maintenance, repair and operation of such EV Stations, which may include, without limitation, the charge to Tenant of a reasonable monthly rental amount for the parking spaces used by Tenant for such EV Stations, Landlord’s designation of the location of Tenant’s EV Stations, and Tenant’s payment of all costs whether incurred by Landlord or Tenant in connection with the installation, maintenance, repair and operation of each Tenant’s EV Station(s).  Nothing contained in this paragraph is intended to increase the number of parking spaces which Tenant is otherwise entitled to use at the Project under Section 10 of this Lease nor impose any additional obligations on Landlord with respect to Tenant’s parking rights at the Project.
(q)California Accessibility Disclosure.  For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project has not undergone inspection by a Certified Access Specialist (CASp).  In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code:  “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject

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premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”  In furtherance of and in connection with such notice:  (i) Tenant, having read such notice and understanding Tenant’s right to request and obtain a CASp inspection, hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Premises, Building and/or Project to the extent permitted by Legal Requirements; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to Legal Requirements, then Landlord and Tenant hereby agree as follows (which constitutes the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice):  (A) Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Tenant to Landlord; (B) any CASp inspection timely requested by Tenant shall be conducted (1) at a time mutually agreed to by Landlord and Tenant, (2) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Premises, Building or Project in any way, and (3) at Tenant’s sole cost and expense, including, without limitation, Tenant’s payment of the fee for such CASp inspection, the fee for any reports prepared by the CASp in connection with such CASp inspection (collectively, the “CASp Reports”) and all other costs and expenses in connection therewith; (C) the CASp Reports shall be delivered by the CASp simultaneously to Landlord and Tenant; (D) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises to correct violations of construction-related accessibility standards including, without limitation, any violations disclosed by such CASp inspection; and (E) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and Project located outside the Premises that are Landlord’s obligation to repair as set forth in this Lease, then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by Legal Requirements to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within 10 business days after Tenant’s receipt of an invoice therefor from Landlord.  Landlord and Tenant expressly acknowledge and agree that the foregoing provisions of this Section 40(q) shall apply only in the event that Tenant elects to obtain a CASp inspection.
(r)Shuttle Services.  Genentech Inc., a Delaware corporation (“Genentech”), an employer located in South San Francisco, California and in the vicinity of the Project, is a party to a shuttle service agreement with SFO Airporter, Inc. and/or other provider(s) (collectively, “Operator”) (the “Shuttle Agreement”).  Genentech has agreed to extend shuttle services (“Shuttle Services”) under the Shuttle Agreement to tenants at the Project.

Tenant acknowledges that as an amenity to Tenant, Landlord plans to offer the Shuttle Services to Tenant and other tenants at the Project; provided, however, that neither Landlord nor any affiliate of Landlord shall be obligated to provide the Shuttle Services (or to continue to contract with Genentech to provide the Shuttle Services for any specific period of time) or to cause the Shuttle Services to follow any specific route, make any specific stops, or adhere to any specific schedule or hours of operation.  Upon Tenant’s request, Landlord shall provide the planned route, stops, schedule, and hours of operation.  Tenant’s employees actually employed at the Project shall be permitted, upon evidence to Operator that they are tenants at the Project, to use the Shuttle Services.  Commencing on the Commencement Date through the earlier of the expiration of the Term or the date that the Shuttle Services cease, Operating Expenses shall include the cost incurred by Landlord in connection with the Shuttle Services (the “Shuttle Service Costs”).  Tenant acknowledges and agrees that Landlord has not made any representations or warranties regarding the reliability or continued availability of the Shuttle Services throughout the Term.  Tenant further acknowledges that the wi-fi provided by the Shuttle Services, if any, is unsecured, has no guarantee of security and Tenant agrees to inform Tenant’s employees to take appropriate precautions when using the Shuttle Services.

Landlord and the Landlord Indemnified Parties shall not have any liability to Tenant or any of Tenant’s employees for any matters in connection with the Shuttle Services and Landlord (and the Landlord Indemnified Parties) shall not be liable for any damages arising from any act, omission or neglect of Genentech or Operator.  Tenant hereby waives all Claims against Landlord (and the Landlord Parties) for losses or damages resulting from any accident or occurrence arising in connection with the Shuttle Services.

(s)Project Specific Requirements.  This Lease is made and accepted subject to the provisions, covenants, conditions and restrictions set forth in that certain Declaration of Restrictive Covenants to Run with Certain Land, recorded November 25, 1981 in the official records of San Mateo County (the “Official Records”) as

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Instrument No. 11467AT, as amended by that certain First Amendment to Declaration of Restrictive Covenants to Run with Certain Land, recorded April 9, 1985 in the Official Records as Instrument No. 85033403, the provisions of which are incorporated herein by this reference.
(t)Counterparts.  This Lease may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  Electronic signatures shall be deemed original signatures for purposes of this Lease and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
(u)Prevailing Party’s Fees.  In the event that either party should bring suit or commence any suit or proceeding related to this Lease against the other party, then all reasonable costs and expenses, including reasonable attorneys’ fees and expert fees, incurred by the prevailing party relating to such legal action shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

[ Signatures on next page ]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

RIGEL PHARMACEUTICALS, INC.,

a Delaware corporation

By: /s/ Dean Schorno

Name: Dean Schorno

Its: CFO

□ I hereby certify that the signature, name, and title

above are my signature, name and title

LANDLORD:

611 GATEWAY CENTER LP,

a Delaware limited partnership

By:	Gateway Center GP LLC,

a Delaware limited liability company,

general partner

By:Gateway Portfolio Member LLC,

a Delaware limited liability company,

managing member

By:Gateway Portfolio Holdings LLC,

a Delaware limited liability company,

managing member

By:ARE-San Francisco No. 83, LLC,

a Delaware limited liability company,

managing member

By:	Alexandria Real Estate Equities, L.P.,

a Delaware limited partnership,

managing member

By:	ARE-QRS Corp.,

a Maryland corporation,

general partner

By: /s/ Kristen Childs

Name: Kristen Childs

Its: Vice President – Real Estate

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EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

ALEXANDRIA.

bxp Boston Properties

611 GATEWAY 9th Floor

SOUTH SAN FRANCISCO, CA

KITCHEN
DN UP
STAIR 1
VESTIBULE
ELECTRICAL
1
2
3
4
5
ELEVATOR LOBBY
STORAGE

SUITE 900

SUITE 900

9TH FLOOR KEY PLAN

NORTH
11.23.20

BRW
BROWN REYNOLDS WATFORD
ARCHITECTS
1620 MONTGOMERY
SUITE 320
SAN FRANCISCO, CA 94111
415-749-2670
WWW.BRWARCH.COM

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EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT1

*Shaded buildings are not part of the Project

1 Landlord reserves the right, in its sole and absolute discretion, to modify the Project (and any aspects of the same) at any time(s) including, without limitation, the existence and/or location of the parking structure(s), buildings and amenities

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EXHIBIT C TO LEASE

INTENTIONALLY OMITTED

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EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made this _____ day of ______________, 2025, between 611 GATEWAY CENTER LP, a Delaware limited partnership (“Landlord”), and RIGEL PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated ______________, 2025 (the “Lease”), by and between Landlord and Tenant.  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is ______________, 2025, the Rent Commencement Date is ______________, 2025, and the termination date of the Base Term of the Lease shall be 11:59 p.m. Pacific time on ______________.  In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Commencement Date, this Acknowledgment of Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

RIGEL PHARMACEUTICALS, INC.,

a Delaware corporation

By: _______________________________

Name: ____________________________

Its: _______________________________

□ I hereby certify that the signature, name, and title

above are my signature, name and title

[continued on following page]

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LANDLORD:

611 GATEWAY CENTER LP,

a Delaware limited partnership

By:	Gateway Center GP LLC,

a Delaware limited liability company,

general partner

By:Gateway Portfolio Member LLC,

a Delaware limited liability company,

managing member

By:Gateway Portfolio Holdings LLC,

a Delaware limited liability company,

managing member

By:ARE-San Francisco No. 83, LLC,

a Delaware limited liability company,

managing member

By:	Alexandria Real Estate Equities, L.P.,

a Delaware limited partnership,

managing member

By:	ARE-QRS Corp.,

a Maryland corporation,

general partner

By:

Name:

Its:

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EXHIBIT E TO LEASE

Rules and Regulations

1.The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.
2.Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.
3.Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.
4.Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.
5.If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted.  Any such installation or connection shall be made at Tenant’s expense.
6.Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease.  The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited.  Explosives or other articles deemed extra hazardous shall not be brought into the Project.
7.Parking any type of recreational vehicles is specifically prohibited on or about the Project.  Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time.  In the event that a vehicle is disabled, it shall be removed within 48 hours.  There shall be no “For Sale” or other advertising signs on or about any parked vehicle.  All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings.  All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.
8.Tenant shall maintain the Premises free from rodents, insects and other pests.
9.Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.
10.Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.  Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.
11.Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.
12.Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.
13.All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.
14.No auction, public or private, will be permitted on the Premises or the Project.

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15.No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.
16.The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease.  No gaming devices shall be operated in the Premises.
17.Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity.  Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.
18.Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.
19.Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.
20.Tenant shall cause any vendors and other service providers providing regular service at the Project (including, service providers hired by Tenant to perform services with respect to the Building Systems or to perform janitorial services with respect to the Premises) hired by Tenant to perform services at the Premises or the Project to maintain in effect workers’ compensation insurance as required by Legal Requirements and reasonable commercial general liability insurance with coverage amounts reasonably acceptable to Landlord.  Tenant shall cause such vendors and service providers to name Landlord and Alexandria Real Estate Equities, Inc. as additional insureds under such policies and shall provide Landlord with certificates of insurance evidencing the required coverages (and showing Landlord and Alexandria Real Estate Equities, Inc. as additional insureds under such policies) prior to the applicable vendor or service provider providing any services to Tenant at the Project.
21.Neither Tenant nor any of the Tenant Parties shall have the right to photograph, videotape, film, digitally record or by any other means record, transmit and/or distribute any images, pictures or videos of all or any portion of the Premises or the Project that could identify the Project or the name of the Project, or that identify Landlord or any other tenants or any affiliates of Landlord or any other tenants.  The foregoing is not meant to prohibit individual employees from taking and disseminating photos of themselves or other people within the Premises or at the Project so long as neither the Building nor any proprietary information, equipment or improvements of Landlord are included within such photos.
22.Tenant shall regularly review the guidelines published by the Centers for Disease Control (CDC) and any state and/or local Governmental Authorities, and will implement the practices and procedures suggested thereby, as well as industry standard best practices, to prevent the spread of Infectious Conditions, including, without limitation, COVID-19.
23.Landlord may exclude or expel from the Project any person that is exhibiting symptoms associated with any currently known or unknown Infectious Condition.

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EXHIBIT F TO LEASE

Operating Expense Exclusions

(i)the original construction costs of the Project and renovation prior to the Commencement Date and costs of correcting defects in such original construction or renovation;
(ii)capital expenditures except for repairs, improvements or replacements, to the extent reasonably determined by Landlord in accordance with sound real estate accounting principles to be capital in nature, and: (1) are required in order to comply with Legal Requirements first imposed after the Commencement Date; (2) are intended to reduce Operating Expenses and/or to maintain or improve the utility or efficiency of the Project including any Building Systems, (3) maintain or improve the safety, security or sustainability of the Project, or (4) are required to replace capital items that have reached the end of their useful life or to extend the life of any capital items, including the replacements of parts or components of capital items (collectively, “Capital Items”);
(iii)interest, principal and other payments of Mortgage debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured, and all payments of base rent (but not operating expenses or taxes, except to the extent such item of operating expenses or taxes would otherwise not be permitted to be passed through pursuant to Section 5 and this Exhibit F of this Lease) under any ground lease or other underlying lease of all or any portion of the Project;
(iv)depreciation of the Project (except for Capital Items, the cost of which are includable in Operating Expenses);
(v)advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;
(vi)legal and other expenses incurred in the negotiation or enforcement of leases;
(vii)completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;
(viii)costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;
(ix)salaries, wages, benefits and other compensation paid to (i) personnel of Landlord or its agents or contractors above the position of the person, regardless of title, who has day-to-day management responsibility for the Project or (ii) officers and employees of Landlord or its affiliates who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project; provided, however, that with respect to any such person who does not devote substantially all of his or her employed time to the Project, the salaries, wages, benefits and other compensation of such person shall be prorated to reflect time spent on matters related to operating, managing, maintaining or repairing the Project in comparison to the time spent on matters unrelated to operating, managing, maintaining or repairing the Project;
(x)costs incurred for off-site offices or facilities maintained in connection with the management, operation, engineering, sustainability, Utility and/or security services provided to the Project and other properties owned by Landlord or affiliates of Landlord, except to the extent of the Project’s share of such costs as proportionately allocated among the Project and such other properties owned by Landlord or affiliates of Landlord served by such off-site offices or facilities;
(xi)general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

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(xii)costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;
(xiii)costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);
(xiv)penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;
(xv)overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;
(xvi)costs of Landlord’s charitable or political contributions, or of fine art acquired for and/or maintained at the Project;
(xvii)costs in connection with services or items which are not available to all tenants of the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;
(xviii)costs incurred in the sale or refinancing of the Project;
(xix)net income taxes of Landlord or the owner of any interest in the Project or franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein (except to the extent such taxes are in substitution for any Taxes payable hereunder); and
(xx)any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project.